Exhibit 99.1

Astera Labs to Acquire aiXscale Photonics

Deal is expected to help enable scale-up photonic chiplets in AI Infrastructure 2.0 and accelerate Astera Labs’ deployment of rack-scale solutions

SAN JOSE, Calif.—October 22, 2025—Astera Labs, Inc. (Nasdaq: ALAB), a leader in semiconductor-based connectivity solutions for rack-scale AI infrastructure, today announced that it has entered into a definitive agreement to acquire aiXscale Photonics GmbH. The acquisition is expected to help enable Astera Labs to develop photonic scale-up solutions by combining aiXscale's fiber-chip coupling technologies with Astera Labs' connectivity and signal processing portfolio. The transaction is subject to customary closing conditions.

The evolution to AI Infrastructure 2.0 demands scale-up connectivity solutions that meet aggressive speed, power, and reliability requirements while facilitating high volume, rack-scale integration. As the AI industry prepares for the next wave of infrastructure requirements, optical connectivity is critical to supporting the massive bandwidth needs of scale-up systems with hundreds of AI accelerators. Photonic chiplets represent one of the key enabling technologies to deliver the performance and efficiency required for advanced AI infrastructure.

"The transition to AI Infrastructure 2.0 demands purpose-built optical solutions that can handle the complexity and capacity needs of future scale-up networks," said Sanjay Gajendra, COO and president of Astera Labs. "This acquisition will bring critical talent and advanced photonic technology that, when combined with our fabric switch and signal conditioning expertise, will unleash the full potential of rack-scale AI deployments."

"Our optical I/O precision glass coupler technology has been developed specifically to solve the key challenge of efficiently coupling light between photonic integrated circuits and optical fibers in high-density applications," said Jeremy Witzens, CEO and co-founder of aiXscale Photonics.

"Joining Astera Labs will allow us to deploy and scale this technology as part of a comprehensive photonic solution that will help define the future of AI infrastructure connectivity," said Florian Merget, co-founder of aiXscale Photonics.

About Astera Labs
Astera Labs (NASDAQ: ALAB) provides rack-scale AI infrastructure through purpose-built connectivity solutions grounded in open standards. By collaborating with hyperscalers and ecosystem partners, Astera Labs enables organizations to unlock the full potential of modern AI. Astera Labs’ Intelligent Connectivity Platform integrates CXL®, Ethernet, PCIe®, and UALink™ semiconductor-based technologies with the company’s COSMOS software suite to unify diverse components into cohesive, flexible systems that deliver end-to-end scale-up, and scale-out connectivity. Discover more at www.asteralabs.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws regarding the acquisition by Astera Labs of aiXscale Photonics; the timing and satisfaction of any closing conditions; the anticipated benefits to, or impact of, the acquisition on Astera Lab’s and aiXscale Photonic’s businesses; and expectations for Astera Labs and aiXscale Photonics following the closing of the acquisition. Such forward-looking statements may be introduced using words such as “expected,” “potential,” “represent” and “will” and variations of such words and similar expressions. Such statements involve risks and uncertainties, many of which are beyond the control of Astera Labs and aiXscale Photonics, that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, among others, the risk that we may be unable to successfully satisfy the conditions to the closing of the acquisition on a timely basis or at all; possible disruption (including time and attention of management of either entity) related to the acquisition to the current plans, operations, opportunities, and business relationships of Astera Labs and aiXscale Photonics, including through the potential loss of any customers and employees; the ability to combine Astera Lab’s expertise with aiXscale Photonic’s capabilities; the expected benefits of the acquisition may not be realized; the response of competitors and other market participants to the acquisition; delays, disruptions, challenges or increased costs in developing photonic chiplets and scale-up solutions; the complexities and uncertainties in developing and implementing solutions based on new technologies; potential litigation or disputes relating to the acquisition; macroeconomic conditions, including general semiconductor industry economic conditions; regulatory restrictions; international conflict and other risks and uncertainties described in Astera Lab’s Form 10-K, Form 10-Q and other SEC filings. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that disclosure may be required by law.

Press Contact:
Peter Lo
858-209-1896
peter.lo@asteralabs.com